Exhibit 4.3

INVESTOR INSTRUCTIONS FOR RETIREMENT ACCOUNTS INITIAL INVESTMENT SUBSCRIPTION ELIGIBILITY FORM & ACCOUNT APPLICATION Important Information About Procedures for Opening an Account All items on this form must be completed in order to process your application. Please note that Clarion Partners Property Trust ("the Company"), its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained from you, or persons on your behalf, in order to establish your account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If you do not provide the information, we may not be able to open your account. Certain broker-dealers may require supplementary disclosure materials, additional forms or documentation. Failure to provide all requested information may delay the completion of your investment. The Company and its agents accept no responsibility for trading losses associated with delays in receiving information. Subscriptions will be effective only upon the Company's acceptance, and the Company reserves the right to reject any subscription in whole or in part. SECTION 1. INVESTMENT In order to invest in the Company, a minimum investment amount of $10,000 is required for initial share purchases. We only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash. Please consult with your financial advisor/RIA and check one of share class options that pertain to the account type and commission structure for your investment. The Prospectus contains additional information regarding the different share classes. If no option is selected, then your investment will be in Class A shares. SECTION 2. ACCOUNT REGISTRATION Please select one account type under which the account will be registered and attach any applicable documentation. SECTION 3. INVESTOR INFORMATION Please complete this section with all necessary information pursuant to your account registration selection in Section 2. SECTION 4. STOCKHOLDER COMMUNICATION By checking the box in this section, you hereby request all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semi-annual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be sent electronically to the e-mail for the registered account in Section 3. The internet address (URL) where the materials are available will be contained within an e-mail announcement sent to you when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. You understand that you may incur costs associated with accessing the internet and be required to download certain software in order to view the materials delivered electronically, and that you may be unable to timely access the materials in the event of a system failure or network outage. You understand that if the e-mail notification is returned to BNY Mellon, the transfer agent for this offering, as "undeliverable", a letter will be mailed to you with instructions on how to update your e-mail address to begin receiving communication via electronic delivery. If, after enrollment in the electronic delivery program, you would like to receive a paper version of a document or wish to cancel electronic delivery, you can make these requests by calling 1- 877-999-REIT(7348) or using our Change of Options form. Electronic delivery is not available to residents of the States of Arkansas, California or Nebraska. SECTION 5. DISTRIBUTION DESIGNATION Please select a method for directing distributions. If you elect to participate in the Distribution Reinvestment Plan ("DRIP") and you experience a material adverse change in your financial condition or can no longer make the representations or warranties set forth in Section 7 of this form, you are required to promptly notify the Company and your financial advisor or broker-dealer in writing. IRA accounts may not direct distributions without the Custodian's approval. All Custodial account distributions not reinvested pursuant to the Dividend Reinvestment Plan (the "DRIP") will be directed to the Custodian. SECTION 6. WIRE INSTRUCTIONS FOR DIRECT DEPOSITS, LARGE ACCOUNTS & REDEMPTIONS All investors utilizing Direct Deposit for distributions or with investments in the Company greater than $100,000 must provide wiring instructions to the Investor's brokerage account or pre-designated US bank account. All redemptions processed in excess of $100,000 will be wired to the account on file with the transfer agent or, upon instruction, wired to another financial institution provided that the investor has made the necessary funds transfer arrangements. Stockholders with investments in the Company less than $100,000 may also receive redemption proceeds via wired funds. All funds wired by the Company or its agents must be to a U.S. financial institution (ACH network member). IRA accounts may not direct redemption proceeds without the Custodian's approval. All Custodial account redemptions will be sent to the Custodian. SECTION 7. INVESTOR SIGNATURES Please read and separately initial each of the representations in order to complete your application for purchasing and owning shares of Clarion Partners Property Trust. If you have more questions about this offering or if you would like additional copies of the Prospectus, please contact your financial advisor or visit the Company's website at www.clarionpartnerstrust.com. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. By making these representations, you do not waive any rights that you may have under federal or state securities laws. Page 1

CLARION PARTNERS PROPERTY TRUST INC. RETIREMENT ACCOUNTS - INITIAL INVESTMENT

NOTE TO FINANCIAL ADVISORS & CUSTODIANS: If you have any questions on how to complete this form, please contact our dealer manager, ING Investments Distributors' sales desk at 1-800-334-3444 or our transfer agent, BNY Mellon Investment Servicing at 1-877-999-REIT(7348).

Prospective investors should consult with their financial advisor and read the Company's prospectus, including all supplements and amendments thereto (the "Prospectus") prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company.

1 INVESTMENT

A. Initial Investment Amount[1]

$ ______ *(Minimum Initial Investment is $10,000)*

B. Payment will be made via: *(Check One)*

☐ Enclosed Check
(Payable to BNY Mellon Investment Servicing (US) Inc., as escrow agent for Clarion Partners Property Trust Inc.)

☐ Wired Funds
Reference # ______
Wire Date ______
Account No. ______

C. Share Class

Please consult with your financial advisor/RIA and check one of the following options that pertain to the account type and commission structure for your investment. If no option is selected, then your investment will be in Class A Shares.

☐ Class A Shares *(Transaction-Based Account)*[1]

☐ Class W Shares *(Fee-Based Account)*

2 ACCOUNT REGISTRATION

*Please select **one** account type under which the account will be registered and attach any applicable documentation.*

☐ **A. Third Party Administered Custodial Plan**
(The Company is not an IRA Custodian. A third party IRA Custodian is required in order to purchase shares through an IRA. Complete Section 3A with Beneficiary information and Section 3D with Custodian information. Custodian signature required in Section 8.)

☐ **Traditional IRA** ☐ **Rollover IRA**
☐ **Roth IRA** ☐ **SEP/IRA**

☐ **B. Pension or Profit Sharing Plan (Qualified)**
(Complete Sections 3A and 3C. Attach plan documents and authorized signatories)

☐ **C. Other Custodial Arrangements (Qualified)**
(Specify and attach all applicable documents)
______

3 INVESTOR INFORMATION

A. Investor/Trustee/Beneficial Owner

First Name	MI	Last Name	Gender (M/F)

Social Security Number / Tax ID Number	Date of Birth (MM/DD/YYYY)

US Address (No P.O. Boxes Accepted)

City	State	Zip Code

Email Address	Daytime Phone Number

☐ US citizen

☐ Resident alien (enclose Form 1078)

(1) Purchases of Class A shares include a selling commission of up to 3% of the public offering price per share. Volume discounts are available. No selling commissions are payable for shares purchased pursuant to the distribution reinvestment plan. For more information on the price per share, please consult with your financial advisor.

Page 2

CLARION PARTNERS PROPERTY TRUST INC. RETIREMENT ACCOUNTS - INITIAL INVESTMENT

B. Joint Owner/Co-Investor *(if applicable)*

First Name | MI | Last Name | Gender (M/F)

Social Security Number / Tax ID Number | Date of Birth (MM/DD/YYYY)

US Address (No P.O. Boxes Accepted)

City | State | Zip Code

Email Address | Daytime Phone Number

☐ US citizen ☐ Resident alien (enclose Form 1078)

C. Trust / Corporation / Partnership / Pension Plan /Other *(if applicable)*

Section 3A must also be completed with Trustee information if the investment is made on behalf of a Trust.

Name of Business Entity | Tax ID Number | Date of Trust

D. Custodian or Clearing Firm/Platform Information *(if applicable)*

Name of Custodian or Trustee | Custodian Tax ID Number

Name of Clearing Platform | Brokerage Account Number

Clearing Platform Address | City | State | Zip Code

Email Address | Daytime Phone Number

4 STOCKHOLDER COMMUNICATION

☐ **Electronic Delivery** *(please check box if you wish to elect this option)*

By checking this box I agree to the terms and conditions outlined in the instructions detailed on Page 1 of this form. **Electronic delivery is not available to residents of the States of Arkansas, California or Nebraska.**

5 DISTRIBUTION DESIGNATION *(please select one)*

IRA accounts may not direct distributions without the Custodian's approval. All Custodial account distributions not reinvested pursuant to the Distribution Reinvestment Plan (the "DRIP") will be directed to the Custodian.

☐ **A. Reinvest distributions pursuant to the DRIP**

I, the Investor, elect to invest my distributions in additional shares of the Company pursuant to the terms detailed in the Investor Instructions on Page 1 of this form and terms of the Prospectus and the DRIP described therein.

☐ **B. Credit distribution to the Custodian as set forth in Section 3D and Section 6.**

I, the Investor, authorize the Company or its agent to deposit my distributions to the Custodian/Brokerage account set forth in Section 3D of this form. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the Custodian/Brokerage account, they are authorized to debit the Custodian/Brokerage account for an amount not to exceed the amount of the erroneous deposit.

6 WIRING INSTRUCTIONS FOR DIRECT DEPOSITS, LARGE ACCOUNTS & REDEMPTIONS

Please complete this section with instructions for direct deposits, large account & redemptions pursuant to the instructions detailed on Page 1 of this form. **Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form. IRA accounts may not direct redemption proceeds without the Custodian's approval. All Custodial account redemptions will be sent to the Custodian.**

Financial Institution | ABA Routing Number

Address | City | State | Zip Code

Custodian/Clearing Platform *(if applicable)* | Custodian/Clearing Platform Account Number

Beneficiary Account Name | Beneficiary Account Number

Account Type:

☐ Checking *(please include a voided check)* ☐ Saving *(please include deposit slip)* ☐ Brokerage or Other

Page 3

CLARION PARTNERS PROPERTY TRUST INC. RETIREMENT ACCOUNTS - INITIAL INVESTMENT 7 INVESTOR SIGNATURES PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED I, the Investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf), Investor/ Co-Investor/ hereby represent and warrant to the Company as follows: Owner Joint Owner (a) I have received a copy of the Final Prospectus1 for Clarion Partners Property Trust Inc. at least five business days before signing this form. (b) I acknowledge that after the end of each business day following the escrow period, I can access the Company's NAV per Share for each class of Shares through the Company's website at www.clarionpartnerstrust.com, the Company's toll-free number at 1-877-999-REIT(7348) or my financial advisor. I further acknowledge that I have received Company's NAV per Share from one or more of these sources prior to completing this form. (c) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf. (d) With the purchase of shares of the Company, no more than 10% of my liquid net worth will be invested in shares of the Company and affiliated programs. For these purposes, "liquid net worth" is defined as cash, cash equivalents and readily marketable securities. (e) I acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that I may not be able to sell or redeem the shares at any particular time. (f) I am purchasing the shares for my own account or on behalf of a trust or other eligible entity. If I am purchasing shares on behalf of a trust or other eligible entity, I have due authority authority to sign this form and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company. (g) I am purchasing shares in the Company based on my own decision or with the advice of my financial advisers. Neither the Company, its advisor, nor any of their affiliates, have provided me advice, or exercised any discretionary authority or control, with respect to my decision to purchase or hold shares. (1) Page 4 Please read and separately initial each of the representations below in order to complete your application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please contact your financial advisor or visit the Company's website at www.clarionpartnerstrust.com. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. By making these representations, you do not waive any rights that you may have under federal or state securities laws. Final Prospectus means the prospectus, and all supplements and amendments thereto, that were filed with the SEC on or prior to the fifth business day before completing this form.

CLARION PARTNERS PROPERTY TRUST INC. RETIREMENT ACCOUNTS - INITIAL INVESTMENT INVESTOR SIGNATURES CONTINUED X X Signature of Investor Date Signature of Co-Investor Date 8 CUSTODIAN SIGNATURE (For Custodian identified in Section 3D, as applicable) X X Name of Authorized Signatory Signature of Authorized Signatory Date If the Custodian of the IRA being invested in the Company by Investor accepts and agrees to the Investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here: Page 5 WITHHOLDING INFORMATION (SUBSTITUTE FORM W-9) Under the Interest and Dividend Tax Compliance Act of 1983, the Company is required to have the following certification: Under the penalties of perjury I certify by signing this Account Application as provided below that: (1) The number shown in Section 3 of this Account Application is the correct Tax Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding (this paragraph (2) does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement arrangement and payments other than interest and dividends), and (3) I am a U.S. person (this includes U.S. citizens and U.S. resident aliens). YOU MUST CROSS OUT AND INITIAL PARAGRAPH (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. In addition, the Fund hereby incorporates by reference into this section of the Account Application the IRS instructions for Form W-9. By submitting this application, I agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I certify that the information which I have provided with respect to my application and the required attachments referenced herein is true, accurate and complete. I certify under penalties of perjury that I am not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities. I further acknowledge that after an account is opened with the Company, I will receive account statements, a confirmation of my purchase and other correspondence which I must carefully review to ensure that my instructions have been properly acted upon. If any discrepancies are noted, I agree to notify the Company, my financial advisor/broker-dealer or the transfer agent in a timely manner, no later than 15 days from the receipt of such account statements or correspondence. My failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy. I certify that I am of legal age to sign this form. For joint accounts, all parties must sign. Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers, or its benefit. NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws. The undersigned being the Custodian of the IRA being invested in the Company by the Investor, hereby accepts and agrees to this subscription. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

CLARION PARTNERS PROPERTY TRUST INC. RETIREMENT ACCOUNTS - INITIAL INVESTMENT 9 PARTICIPATING BROKER-DEALER / FINANCIAL ADVISOR OR RIA INFORMATION Financial Advisor Registered Investment Advisor (RIA) Broker-Dealer Financial Advisor/RIA Name Financial Advisor/RIA Mailing Address City State Zip Code Financial Advisor/RIA Number Branch Number CRD Number Email Address Daytime Phone Number Fax Number Load-waived (based on load-waiver categories for Class A shares pursuant to the Prospectus and authorized by your broker dealer) X X Financial Advisor/RIA Signature Date Branch Manager Signature Date (if required by Participating Broker-Dealer) 10 SUBSCRIPTION CHECKLIST A. Please review this application to ensure that all sections are complete, all additional required information is attached, and that initials and signatures are provided wherever requested. B. Payment by check. Checks should be made payable to: BNY Mellon Investment Servicing (US) Inc. (as escrow agent for Clarion Partners Property Trust Inc.) Payment by wire. Wire to: BNY Mellon ABA Routing Number: 011001234 Beneficiary Name: BNY Mellon as Agent FBO CRT/ Consolidated Account Beneficiary Account Number: 000073-5086 For Further Credit to: Investor Name Fund Name: Clarion Partners Property Trust C. Your broker dealer has requested that all forms be submitted to the home office for approval For Home Office & Clearing Agent Processing This original application, together with a check for the full purchase price (if payment by check), should be delivered by the Custodian to the applicable address below (no faxes): Standard Mail Overnight Delivery Clarion Partners Property Trust Inc. Clarion Partners Property Trust Inc. c/o BNY Mellon Investment Servicing (US) Inc. c/o BNY Mellon Investment Servicing (US) Inc. P.O. Box 9865 4400 Computer Drive Providence, RI 02940-8065 Westborough, MA 01581 Page 6 The financial advisor/RIA must complete all fields in this section and sign below to complete this form. By signing this form, the financial advisor/RIA warrants that he or she is duly licensed and may sell shares of the Company in the state designated as the Investor's legal residence. All sales of securities must be made through a broker-dealer that has a Participating Broker-Dealer Agreement in effect with ING Investments Distributor, LLC, the Company's dealer manager. The undersigned financial advisor/RIA confirms on behalf of the participating broker-dealer that he or she has (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) discussed such Investor’s prospective purchase of shares with such Investor; (iii) advised such Investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) delivered a current Prospectus to such Investor at least five business days prior to submitting this form; (v) has reasonable grounds to believe that the Investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor set forth in the Prospectus (and any applicable standards imposed by the financial advisor's brokerage firm), and that such Investor is in a financial position to realize the benefits of such an investment and to suffer any losses that may occur with respect thereto. The undersigned financial advisor/RIA further represents and certifies that, in connection with the offering and sale of any shares of the Company on behalf of the Investor, he or she has complied with and followed all applicable policies and procedures under the participating broker-dealer's current Anti-Money Laundering Program and Customer Identification Program.